PENNICHUCK CORPORATION

AMENDED AND RESTATED 2000 STOCK OPTION PLAN

      1.    Purpose of the Plan.  The purpose of the 2000 Stock Option Plan, as amended and restated (the “Plan”) is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to Employees of Pennichuck Corporation or any present or future Parent or Subsidiary of Pennichuck Corporation to promote the success of business by providing for or increasing the proprietary interests of such Employees in the Company.  It is intended that options issued pursuant to this Plan shall constitute (i) "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) Nonstatutory Stock Options.

      2.    Definitions.  As used herein, the following definitions shall apply:

      (a)   "Board" means the Board of Directors of the Company.

      (b)   "Common Stock" means the common stock of the Company, par value $1.00 per share.

      (c)   "Company" means Pennichuck Corporation, a business corporation organized under the laws of The State of New Hampshire.

      (d)   "Code" means the Internal Revenue Code of 1986, as amended.

      (e)   "Committee" means the Committee appointed by the Board in accordance with Paragraph 4 (a) hereof.

      (f)   "Continuous Employment" or "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee.  Continuous Employment or Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board, or in the case of transfers between locations of the Company or any Subsidiary or its Parent.

      (g)   "Disinterested Persons" means an administrator of the Plan who is not at the time he or she exercises discretion in administering the Plan eligible, has not at any time within one year prior thereto been eligible, and for one year after so serving will not be eligible, for selection as a person to whom stock may be allocated or to whom stock options may be granted pursuant to the Plan or any other plan of the Company entitling the participants therein to acquire stock or stock options of the Company.

      (h)   "Employee" means any person employed on a full-time basis by the Company or any present or future Parent or Subsidiary of the Company.

      (i)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (j)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      (k)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to this Plan.

      (l)   "Optioned Stock" means Common Stock subject to an Option.

      (m)   "Optionee" means an Employee who receives an Option.

      (n)   "Parent" means any present or future corporation which would be a "parent corporation" as defined in Subsections 424 (e) and (g) of the Code.

      (o)   "Plan" means this 2000 Stock Option Plan.

      (p)   "Share" means a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

      (q)   "Subsidiary" means any present or future corporation which would be a "subsidiary corporation" as defined in Subsection 424 (f) and (g) of the Code.

      3.    Shares Subject to the Plan.  Except as otherwise required by the provisions of Paragraph 11 hereof, the aggregate number of Shares of Common Stock which may be optioned and sold under the Plan is 500,000 Shares.

      If an Option issued pursuant to the Plan should be cancelled, expire or become unexercisable without having been exercised in full, as a result of termination of the Optionee's employment, voluntary surrender of the Option or otherwise, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, be available for future grant of other Options under the Plan.

      4.    Administration of the Plan.

      (a)   Committee.  The Plan shall be administered by a Committee consisting of not less than three Disinterested Persons appointed by the Board.

      (b)   Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:  (i) to determine, upon review of relevant information and in accordance with Section 8 of the Plan, the fair market value of the Common Stock; (ii) to consider and make recommendations to the Board concerning the Employees to whom, and the time or times at which, Options shall be granted, the type or combination of types of Options to be granted, the number of Shares to be represented by each Option and the vesting provisions, if any, of each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) except as limited by this Plan, or otherwise determined by the Board, to determine the terms and provisions of each Option grant (which need not be identical), including without limitation restrictions on transferability of the Optioned Stock; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (vii) to accept the surrender of Options and the substitution of new Options in exchange therefor; (viii) to recommend to the Board that the time or times at which any Option may be exercised be accelerated or deferred (with the consent of the Optionee) but in no event beyond the term of the Option under Section 7; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan and to exercise such other power and authority as may be delegated to it by the Board from time to time.

      (c)   Effect of the Committee's Decision.  All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

      5.    Eligibility.

      (a)   Options shall be granted by the Board and may be granted only to Employees who are in positions in which their decisions, actions and counsel significantly impact the profitability of the Company.  In determining the Employees to whom Options shall be granted, and the number of Shares to be covered by each Option, the Board shall consider current position, current salary and other compensation, value of services rendered and expected to be rendered, recommendations of senior management and other relevant factors.  Directors who are not also Employees shall not be eligible to receive Options.  An Employee who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.  No Employee who owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of any Parent or Subsidiary of the Company, may receive any Options.

      The maximum aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by an Employee under all Incentive Stock Option Plans, as defined in Section 422 of the Code, of the Company or of any present or future Parent or Subsidiary of the Company, shall not exceed $100,000; to the extent the aggregate fair market value of the Shares exceeds such limit, such Options or portions thereof shall be treated as Nonstatutory Stock Options.

      (b)   The Plan shall not confer upon any Optionee any right with respect to continuation of employment, nor shall it interfere in any way with his or her right or the Company's or, where applicable, its Parent's or a Subsidiary's right to terminate his or her employment at any time, which right is hereby reserved.  Selection for participation in the Plan in one year does not necessarily imply selection in another year.

      6.    Term of Plan.

      (a)   The Plan, as amended and restated, became effective on March 9, 2007, the date of its adoption by the Board ("Effective Date"), subject to the approval of the Plan by the shareholders of the Company within 12 months after the Effective Date.  The Plan, as amended and restated, shall continue in effect for a term of 10 years (i.e., until March 9, 2017) unless sooner terminated under Section 14 of the Plan.  No Option shall be granted after 10 years from the date of the Boards adoption of the amended and restated Plan.

      (b)   Pending shareholder approval of the Plan, grants of Options may be made by the Board, subject to shareholder approval of the Plan, but any such options shall be contingent upon such shareholder approval being obtained and no Option may be exercised prior to the date shareholder approval is obtained.

      7.    Term of Option.  The term of each Option, within which it may be exercised, shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Option grant.  In addition, each Option shall be subject to early termination as provided in the Plan.

      8.    Exercise Price and Methods of Payment.

      (a)   The price per Share at which each Option granted under the Plan may be exercised, whether Incentive Stock Options or Nonstatutory Stock Options, shall not, as to any particular Option, be less than its fair market value at the time such Option is granted.  Fair market value shall be determined by the Board in the following manner:  (i) if on the date of the granting of an Option, sales prices for the Common Stock are regularly reported on a stock exchange or market, then the price per Share shall be no less than the closing price reported on such exchange or market on the most recent trading day preceding the date such Option is granted or if there are no such sales on said date, then the price per share shall be the mean between the closing bid and asked prices on such date as and if so reported; (ii) if no such sales prices or bid and asked quotations are reported for such date, then the price per share shall be determined as of the next reasonably current, prior date for which such final sales price (if available) or closing bid and asked prices (if no final sales price is reported) are reported; or (iii) if no information is available which satisfies the above requirements, the Committee shall make a good faith determination of fair market value based upon the information reasonably available to it at that time.

      (b)   The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, other Shares of Common Stock having a fair market value (determined by the Committee) equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment.

      9.    Exercise of Option.

      (a)   Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable in whole at any time during the term of the Option, or in part (but not as to less than 10 Shares at any one time) from time to time during such term, upon such terms and conditions as determined by the Board at the date of grant and as shall be permissible under the terms of the Plan; provided, however, that subject to Sections 9 (b), (c) and (d), an Option shall be exercisable only by an Optionee who has maintained Continuous Status as an Employee since the date of the grant of the Option, unless otherwise determined by the Committee, in its sole discretion.

      An Option may be exercised, subject to provisions hereof relative to its termination and limitations on its exercise, from time to time only by (a) written notice of intent to exercise the Option with respect to a specified number of Shares, and (b) payment to the Company (contemporaneously with delivery of each such notice) of the amount of the Option price, payable as determined by the Committee consistent with Section 8 (b) of the Plan.  If any portion of the exercise price is paid in Shares, such Shares shall be tendered at their then fair market value as determined by the Committee in accordance with Paragraph 8 (a) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 11 of the Plan.

      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b)   Exercise During Employment or Following Death.  Unless otherwise provided in the terms of an Option, and except as provided in subparagraphs (c) and (d) below, an Option may be exercised by an Optionee only while he or she is an Employee and has maintained Continuous Status as an Employee since the date of the grant of the Option, except if his or her Continuous Employment is terminated by reason of death then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his or her death, such Option of the deceased Optionee may be exercised within ninety (90) days from the date of his or her death (but no later than the date on which such Option would otherwise expire) by the person or persons (including his or her estate) to whom his or her rights under such Option shall have passed by will or by laws of descent and distribution.

      (c)   Option Rights Upon Disability.  If an Optionee becomes disabled within the meaning of Section 22 (e) (3) of the Code while an Employee, the Committee, in its discretion, may allow the Option to be exercised (to the extent exercisable on the date of termination of employment) at any time within one year after the date of termination of employment due to disability, unless either the Option or the Plan otherwise provides for earlier termination.

      (d)   Option Rights Upon Termination of Employment.  If an Optionee ceases to be an Employee for any reason other than death or disability, his or her Option shall immediately terminate; provided, however, that the Committee may, in its discretion, allow the Option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the Option or the Plan otherwise provides for earlier termination of the Option.

      For purposes of subparagraphs (b), (c) and (d) above the Committee's determination whether an Optionee's employment has ceased, and the effective date thereof, shall be final and conclusive with regard to all persons affected thereby.

      10.   Non-Transferability of Options.  Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.  An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

      11.   Adjustments Upon Changes in Capitalization or Merger.  Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

      In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

      In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board may accelerate the time or times at which any Option may be exercised and may provide for cancellation of such accelerated Options which are not exercised within the time prescribed by the Board in its sole discretion or the Board may provide for each outstanding Option to be assumed or for an equivalent Option to be substituted by a successor corporation in the transaction.

      12.   Time of Granting Options.  The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Board makes the determination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

      13.   Modification of Options.  At any time and from time to time the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him or her by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Options.

      14.   Amendment and Termination of the Plan.

      (a)   Amendment and Termination.  The Board may terminate or amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that the following amendments shall require approval of the shareholders of the Company:

            (i)   any change in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11;

            (ii)  any material modification in the designation of the class of persons eligible to be granted Options;

            (iii) any change in the minimum Option price under Section 8, other than pursuant to Section 11, or any extension of the period within which Options may be exercised;

            (iv)  removal of the administration of the Plan from the Committee; or

            (v)   any material increase in the benefits accruing to participants under the Plan.

      (b)   Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company.

      15.   Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with any applicable provisions of law, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      Inability of the Company to obtain any ruling, decision, order, registration or approval from any regulatory body or authority deemed by the Company's counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to provide at the time of any such exercise such representations and warranties as the Company shall deem necessary to assure compliance with applicable laws, rules, regulations and interpretations, including representations and warranties that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares or any other representations and warranties necessary or advisable to assure the availability of any exemption from the registration requirements of federal or state laws.

      Each Incentive Stock Option shall include such terms, conditions and provisions as the Committee determines to be necessary or desirable in order to qualify such Option as a tax-favored Option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor or regulation thereunder.  Subject to the limitations of Section 14, and without limiting any other provisions hereof, the Committee shall have the power without further approval to amend the terms of this Plan or any awards or agreements thereunder for such purpose.

      The recipient of any Option under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him or her.

      16.   Reservation of Shares.  The Company, during the term of this Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

      17.   Option Grant.  Options shall be evidenced by written Option grants in such form as the Board or the Committee shall approve.

      18.   General Provisions.

      (a)   Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

      The obligations of the Company under the Plan shall be conditional on the payment of such withholding amount, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such amount from any obligations otherwise due from any of them to the Optionee.

      (b)   The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New Hampshire.